UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
September 30, 2005
US Airways Group, Inc.
(Commission file number: 1-8444)
(Exact Name of Registrant as specified in its charter)

Delaware (State of Incorporation of the registrant)	54-1194634 (I.R.S. Employer Identification No.)
111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 30, 2005, the board of directors of US Airways Group, Inc. (“US Airways Group”) approved the form of Indemnity Agreement for its directors, and authorized US Airways Group to enter into the Indemnity Agreement with each director, effective as of the director’s first day of service on the board. The terms of the Indemnity Agreement are the same for each director. Set forth below are the material terms of the Indemnity Agreement.
     Indemnity in Third Party Proceedings. The Indemnity Agreement provides that US Airways Group agrees to indemnify its directors against all expenses, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such expenses) actually and reasonably incurred by or for the director in connection with any proceeding (other than a proceeding by or in the right of US Airways Group to procure a judgment in its favor), or any claim, issue or matter therein, but only if the director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of US Airways Group, and, in the case of a criminal proceeding had no reasonable cause to believe that his or her conduct was unlawful.
     Indemnification in Proceedings By or In the Right of US Airways Group. For proceedings by or in the right of US Airways Group, US Airways Group agrees to indemnify its directors against all expenses actually and reasonably incurred by or for them only if the director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of US Airways Group, except that no indemnification for expenses will be made in respect of any claim, issue or matter as to which the director has been adjudged to be liable to US Airways Group, unless and only to the extent that the court in which such proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.
     Indemnification of Expenses of Successful Party. To the extent that a director has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, US Airways Group agrees to indemnify the director against all expenses actually and reasonably incurred by the director in connection therewith.
     Advances of Expenses. At the written request of a director, the expenses incurred by the director in any proceeding will be paid by US Airways Group (within two business days of such request) in advance of the final disposition of the proceeding, if the director undertakes in writing to repay such amount to the extent that it is ultimately determined that the director is not entitled to indemnification. US Airways Group’s obligation to advance expenses, however, is not qualified or conditioned in any manner by US Airways Group on the director’s ability to reimburse US Airways Group. Furthermore, if the director has commenced or commences legal proceedings in a court of competent jurisdiction to secure a determination that the director should be indemnified under applicable law, any determination made by that court that the director would not be permitted to be indemnified under applicable law will not be binding and the director will not be required to reimburse US Airways Group for any advanced expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

     Limitations on Indemnification. No payment pursuant to the Indemnity Agreement will be made by US Airways Group:
(a)	To indemnify the director for any expenses, judgments, fines or penalties sustained in any proceeding for which payment is actually made to the director (under a valid and collectible insurance policy, by-law, contract, agreement or otherwise), except in respect of any excess beyond the amount of payment under such insurance;

(b)	To indemnify the director for any expenses, judgments, fines or penalties sustained in any proceeding for an accounting of profits made from the purchase or sales by the individual of securities of US Airways Group pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;

(c)	To indemnify the director for any expenses, judgments, fines or penalties resulting from the director’s conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

(d)	If a court of competent jurisdiction finally determines that such payment is unlawful.
     Maintenance of Liability Insurance. US Airways Group agrees that, as long as a director continues to serve as a director and/or officer of US Airways Group and thereafter as long as the director may be subject to any proceeding, US Airways Group will maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers. In all D&O Insurance policies, the director will be named as an insured in such a manner as to provide the director the same rights and benefits as are accorded to the most favorably insured of US Airways Group’s directors or officers. Notwithstanding the foregoing, but subject to the terms of the Agreement and Plan of Merger, dated as of May 19, 2005, as amended, among US Airways Group, America West Holdings Corporation and Barbell Acquisition Corp., US Airways Group will have no obligation to obtain or maintain the D&O Insurance if US Airways Group determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit, or the director is covered by similar insurance maintained by a subsidiary of US Airways Group.
     This description of the Indemnity Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
The following exhibit is filed with this report.

Exhibit No.	Description
10.1	Form of Indemnity Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc. (REGISTRANT)
Date: October 6, 2005	By:	/s/ James E. Walsh III
James E. Walsh III
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnity Agreement.

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